EXHIBIT 23.2 - Consent of Independent Consultant


CONSENT OF INDEPENDENT CONSULTANT

We hereby consent to the inclusion of our report dated 12/17/07 on the Market valuation of the Company's intellectual property described in a patent application entitled: "Utility and Method for the Application of Negative Group Delay (NGD)...", in its Registration Statement on Form 10, which appears in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration statement.



/s/ S P Weeks                          12/20/07

Stephen P. Weeks, Ph.D., President
First Principals, Inc.
1768 East 25th Street
Cleveland, OH 44114